UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2007

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On October 4, 2007 and October 5, 2007, Barron exercised its Common Stock Purchase Warrant “A-2” for 200,000 and 200,000 shares, respectively, of our common stock. The conversion price was $.70 per share. The aggregate proceeds to Computer Software Innovations, Inc. (the “Company”) were $140,000 for the October 4, 2007 exercise, and $140,000 for the October 5, 2007 exercise.

The warrant exercises were effectuated pursuant to an exemption from registration under the Securities Act pursuant to Section 4(2) of such act. Barron is a private investment partnership that specializes in investing in micro-cap public companies, and is an accredited investor. Barron acquired shares of our convertible preferred stock and the common stock warrants as part of a recapitalization of the Company in the first quarter of 2005. Pursuant to a Registration Rights Agreement between the Company and Barron dated February 11, 2005 and subsequently amended, the Company is generally required to maintain an effective registration statement with the Securities and Exchange Commission (the “SEC”) until February 11, 2009, in order to permit Barron to resell the shares of common stock underlying the preferred stock and warrants. The Company’s Form SB-2 registration statement was declared effective by the SEC on February 14, 2006 and Post-effective Amendment No. 4 thereto was again declared effective on May 14, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By	/s/ David B. Dechant
Name:	David B. Dechant
Title:	Chief Financial Officer

Dated: October 5, 2007

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